Exhibit 4.2

Execution Version

ENSTAR GROUP LIMITED,

as ISSUER,

AND

THE BANK OF NEW YORK MELLON,

as TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 18, 2025 to

JUNIOR SUBORDINATED INDENTURE

Dated as of March 18, 2025

7.500% Fixed-Rate Reset Junior Subordinated Notes due 2045

TABLE OF CONTENTS

i

EXHIBIT A	Form of Notes

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of March 18, 2025 (this “Supplemental Indenture”), between Enstar Group Limited, an exempted company formed under the laws of Bermuda, as issuer (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), under the Indenture (as defined below).

RECITALS

WHEREAS, the Issuer and the Trustee executed and delivered the junior subordinated indenture, dated as of March 18, 2025 (the “Indenture”), between the Issuer and the Trustee to provide for the issuance from time to time of junior subordinated debt securities of the Issuer (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of Securities under the Indenture, to be known as its “7.500% Fixed-Rate Reset Junior Subordinated Notes due 2045” (the “Notes”), the form and substance of such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the board of directors of the Issuer, pursuant to resolutions duly adopted on November 6, 2024 and February 27, 2025, has duly authorized the issuance of the Notes and has authorized its proper officers to execute any and all documents necessary or appropriate to effect such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 2.1, 2.3 and 8.1(a)(v) of the Indenture;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture;

AND WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement according to its terms, and to make the Notes, when executed by the Issuer, authenticated and delivered by the Trustee and registered in the name of the Depository (as defined below) or a nominee of the Depository, the valid obligations of the Issuer, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes have been duly authorized in all respects.

NOW THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Issuer covenants and agrees with the Trustee, as follows:

ARTICLE I

Definitions

SECTION 1.1. Conventions. Unless the context otherwise requires:

(a)  each term defined in the Indenture, and not otherwise defined in this Supplemental Indenture, has the same meaning when used in this Supplemental Indenture;

(b)  words in the singular include the plural, and in the plural include the singular;

(c)  references herein to Section numbers are references to Sections of this Supplemental Indenture;

(d)  the Indenture refers to the Indenture as supplemented by this Supplemental Indenture as the context requires;

(e)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(f)  if any provision of the Applicable Supervisory Regulations (as defined herein) referred to in the Notes or this Supplemental Indenture in connection with any requirements applying to the Insurance Group is amended or replaced so that there is no corresponding provision in the amended or replacement measures, then (i) if the requirement concerned is entirely dependent on the existence of such a corresponding provision, the requirement shall cease to apply and (ii) if the requirement concerned is partially dependent on the existence of such a corresponding provision, the requirement shall be deemed modified so that all parts of that requirement solely dependent on that provision shall cease to apply; provided, in each case, that Holders of the Notes are not adversely affected thereby.

SECTION 1.2. Certain Terms Defined. Unless the context otherwise requires:

“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to the Issuer or the Insurance Group, and which shall initially mean the Group Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate the Issuer or the Insurance Group.

“Arrears of Interest” has the meaning set forth in Section 3.4(a).

“BMA” means the Bermuda Monetary Authority or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate the Issuer or the Insurance Group, as the context requires, a regulator that administers the Applicable Supervisory Regulations.

“BMA Approval” means the BMA has given, and not withdrawn by the applicable redemption date, its prior consent to the redemption of such Notes.

“BMA Redemption Requirements” has the meaning set forth in Section 4.7(a).

“Business Day” means any day other than a day on which banking institutions in The City of New York, Hamilton, Bermuda or any place of payment are authorized or required by law, executive order or regulation to close.

“Calculation Agent” means, at any time, the Person appointed by the Issuer and serving as such agent with respect to the Notes at such time.

A “Capital Disqualification Event” shall be deemed to have occurred if the Notes cease to qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of the Issuer or the Insurance Group, where capital is subdivided into tiers, as Tier 2 Capital securities under then-applicable Applicable Supervisory Regulations imposed upon the Issuer or the Insurance Group by the BMA, which would include, without limitation, the Enhanced Capital Requirement, except as a result of any applicable limitation on the amount of such capital.

“capital stock” has the meaning set forth in Section 3.5(a).

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted securities legend set forth herein.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“ECR” means the enhanced capital requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.

“Enhanced Capital Requirement” means the ECR or any other requirement to maintain assets applicable to the Issuer or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.

“Event of Default” has the meaning set forth in Section 5.1.

“Final Maturity Date” has the meaning set forth in Section 4.1(a).

“First Reset Date” has the meaning set forth in Section 3.1.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded United States Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the most recent H.15.

If the Five-Year Treasury Rate cannot be determined pursuant to the method set forth above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. If the Five-Year Treasury Rate cannot be determined pursuant to the methods set forth above, then the Five-Year Treasury Rate will be the same interest rate as in effect for the prior period.

“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules.

“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Institutional Accredited Investor” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.

“Insurance Group” means (i) prior to the closing of the Merger of the Issuer as contemplated by the Merger Agreement, all subsidiaries of the Issuer that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations and (ii) as of and following the consummation of the Merger, Elk Bidco Limited and all of its subsidiaries that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations. For the avoidance of doubt, Insurance Group refers to all such regulated insurance or reinsurance subsidiaries or other entities, on a collective basis, of which the BMA is the group supervisor.

“Interest Payment Date” means April 1 and October 1 of each year.

A “Mandatory Deferral Event” shall be deemed to have occurred if the Issuer or the Insurance Group is in breach of the Enhanced Capital Requirement, or would breach the Enhanced Capital Requirement if payment of accrued and unpaid interest on the Notes, together with any accrued and unpaid interest on any junior subordinated notes outstanding that rank equally in right of payment with the Notes, were made.

“Mandatory Deferral Period” has the meaning set forth in Section 3.3.

“Merger” means the series of mergers pursuant to the Merger Agreement resulting in the Issuer surviving such mergers as a wholly-owned subsidiary of the Parent.

“Merger Agreement” means the Agreement and Plan of Merger, dated July 29, 2024, by and among the Issuer, the Parent, Elk Merger Sub Limited, Deer Ltd. and Deer Merger Sub Ltd., as the same may be amended from time to time.

“Parent” means Elk Bidco Limited, an exempted company limited by shares existing under the laws of Bermuda.

“Par Call Date” means, as of any date, the date that is the first date of the next Par Call Period. For the avoidance of doubt, the first Par Call Date is October 1, 2034.

“Par Call Period” means the six-month period prior to, and including, April 1, 2035, and thereafter, the six-month period commencing on October 1 of the year preceding each year in which there is a Reset Date, prior to, and including each Reset Date.

“Qualifying Equivalent Securities” means securities which have terms not materially less favorable to the Holders than the Notes, as reasonably determined by the Issuer in consultation with an independent investment bank, consulting firm or comparable expert of international standing on the subject, and which (i) satisfy the criteria for the eligibility for inclusion of the proceeds of the Notes as Tier 2 Capital, under the Applicable Supervisory Regulations for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of the Issuer or the Insurance Group; (ii) contain terms providing for the same interest rate and interest payment dates applying to the Notes; (iii) rank senior to or have the same ranking as the Notes; (iv) preserve all obligations as to repayment of the Notes, including (without limitation) as to timing of such repayment (including preserving the same Scheduled Maturity Date and Final Maturity Date), but subject to the conditions set forth in Section 4.7; (v) do not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and (vi) preserve any rights to any accrued and unpaid interest, and any existing rights to other amounts payable under the Notes which has accrued to Holders and not been paid.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A.

A “Rating Agency Event” shall be deemed to have occurred if any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for the Issuer (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in (1) the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Notes; or (2) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Notes.

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date, or the Final Maturity Date or date of redemption, as the case may be.

“Scheduled Maturity Date” has the meaning set forth in Section 4.1(a).

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

A “Tax Event” shall be deemed to have occurred with respect to the Notes if an opinion of a recognized independent tax counsel has been delivered to the Trustee stating that, as a result of: (i) any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of any Taxing Jurisdiction, or any regulations under those laws or treaties; (ii) an administrative action with respect to a Taxing Jurisdiction, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation; (iii) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body in a Taxing Jurisdiction, regardless of the manner in which that amendment, clarification or change is introduced or made known; or (iv) a threatened challenge asserted in writing in connection with an audit of the Issuer or any of its subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after the date of the original issuance of the Notes, (i) there is more than an insubstantial risk that interest payable by the Issuer in respect of the Notes is no longer, or within 90 days of the date of the opinion will no longer be, fully deductible by the Issuer for income tax purposes in the applicable Taxing Jurisdiction, and that non-deductibility cannot be avoided by the Issuer taking such reasonable measures as it (acting in good faith) deems appropriate or (ii) the Issuer will be required as of the next Interest Payment Date to pay Additional Amounts and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available.

“Taxing Jurisdiction” means the United States, Bermuda, or any political subdivision thereof, or any authority or agency therein having the power to tax, or any other jurisdiction from or through which the Issuer makes a payment on the Notes or in which the Issuer generally becomes subject to taxation, or any jurisdiction in which a successor of the Issuer is formed.

“Tier 2 Capital” means “Tier 2 Ancillary Capital” under the Group Supervision Rules or, if the Group Supervision Rules are amended so as to no longer refer to Tier 2 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.5(e).

“Treasury Rate” means with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the next Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the next Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the next Par Call Date, as applicable. If there is no United States Treasury security maturing on the next Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the next Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the next Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

A “Winding-Up” will occur, with respect to the Issuer, if: (i) at any time an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except, in any such case, a solvent winding-up solely for the purpose of a reorganization, merger or amalgamation or the substitution in place of the Issuer of a successor in business of the Issuer, the terms of which reorganization, merger, amalgamation or substitution (A) have previously been approved in writing by Holders of a majority in aggregate principal amount of the Outstanding Notes and (B) do not provide that the Notes or any amount in respect thereof shall thereby become payable); or (ii) a liquidator, provisional liquidator, receiver or similar officer in respect of the Issuer is appointed and such liquidator, provisional liquidator, receiver or similar officer gives notice that it intends to declare and distribute a dividend.

SECTION 1.3. Other Definitions.

Term	Defined in Section:

“Agent Members”	2.4(b)
“Global Notes”	2.4(a)
“IAI”	2.4(a)
“IAI Global Note”	2.4(a)
“Permanent Regulation S Global Note”	2.4(a)
“Regulation S”	2.4(a)
“Regulation S Global Note”	2.4(a)
“Rule 144A”	2.4(a)
“Rule 144A Global Note”	2.4(a)
“Temporary Regulation S Global Note”	2.4(a)

ARTICLE II

General Terms and Conditions of the Notes

SECTION 2.1. Designation and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “7.500% Fixed-Rate Reset Junior Subordinated Notes due 2045,” which is not limited in aggregate principal amount. The aggregate principal amount of the Notes to be issued as of the date hereof shall be $350,000,000.

SECTION 2.2. Further Issues. So long as no Event of Default or Mandatory Deferral Event shall have occurred and be continuing with respect to the Notes at the time of such issuance, the Issuer may from time to time, without the consent of the Holders of the Notes, issue additional Notes. Any such additional Notes will have the same interest rate, maturity date and other terms as the Notes, but may have a different issue date, issue price, initial Interest Payment Date and initial interest accrual date. Any such additional Notes, together with any other Notes previously issued pursuant to this Supplemental Indenture, will constitute a single series of Securities under the Indenture; provided that if any such additional Notes would not be fungible with the Outstanding Notes for U.S. federal income tax purposes, the Issuer shall cause such additional Notes to be issued with a separate CUSIP number.

SECTION 2.3. Offices for Payments, Etc. Payment of the principal of (and premium, if any) and interest on the Notes will be made at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Issuer for such purpose, in the Borough of Manhattan, The City of New York, in Dollars; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register; and provided further, however, that all payments in respect of Notes in the form of Global Securities shall be made by wire transfer in same-day funds in accordance with the applicable procedures of the Depositary. In any case where the date of maturity or date of payment of interest on, premium, if any, or principal of any Note or the date fixed for redemption of the Notes is not a Business Day, then the relevant payment need not be made on such date but may be made on the next Business Day with the same force and effect as if made on such date and no interest shall accrue in respect of such amount for the period from and after such date. The Notes may be presented for registration of transfer and for exchange, and notices to or upon the Issuer in respect of such Notes may be served, at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Issuer for such purpose, in the Borough of Manhattan, The City of New York.

SECTION 2.4. Form and Dating.

(a)  The Notes will be offered and sold by the Issuer pursuant to a Purchase Agreement. The Notes will be resold initially only to (i) Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Notes may thereafter be transferred to Qualified Institutional Buyers, purchasers in reliance on Regulation S and to Institutional Accredited Investors (“IAI Notes”) subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (each a “Rule 144A Global Note”); Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (each a “Temporary Regulation S Global Note” and, together with a permanent global security corresponding to each Temporary Regulation S Global Note (each a “Permanent Regulation S Global Note”), each, a “Regulation S Global Note”); and IAI Notes shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (each, an “IAI Global Note”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.4(a), beneficial ownership interests in a Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a Permanent Regulation S Global Note or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, a Permanent Regulation S Global Note or a Definitive Note only (i) upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, and (ii) in the case of an exchange for a Definitive Note, in compliance with the requirements of Section 2.4(a) hereof.

Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in a form satisfactory to the Issuer and the Note registrar) to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (a) whom the transferor reasonably believes to be a Qualified Institutional Buyer, (b) purchasing for its own account or the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in form satisfactory to the Issuer and the Note registrar) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S.

Transfers to a transferee who takes delivery of such interest through an IAI Global Note shall be made only if the transferor first delivers to the Trustee a written certificate (in form satisfactory to the Issuer and the Note registrar) to the effect that such transferee is an Institutional Accredited Investor that is acquiring the Notes not for distribution in violation of the Securities Act.

The Rule 144A Global Note, the Temporary Regulation S Global Note, Permanent Regulation S Global Note and IAI Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b)  Book-Entry Provisions. This Section 2.4(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with the Indenture and this Supplemental Indenture, authenticate and deliver initially one or more Global Notes in respect of the Notes that (a) shall be registered in the name of the Depositary and (b) shall be delivered by the Trustee to such Depositary or the Securities Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture and this Supplemental Indenture with respect to any Global Note held on their behalf by the Depositary or the Securities Custodian or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)  Definitive Notes. Except as provided in Section 2.5 or 2.6, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

SECTION 2.5. Transfer and Exchange.

(a)  Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note registrar with a request:

(1)	to register the transfer of such Definitive Notes; or

(2)	to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)            if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.5(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)	if such Definitive Notes are being delivered to the Note registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)	if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C)	if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; (y) to an “accredited investor” (as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of this Definitive Note (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of securities less than $250,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act; or (z) in reliance upon another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) with respect to clause (z) of this paragraph, if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in the restricted securities legend and herein.

(b)  Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, a Permanent Regulation S Global Note or an IAI Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Note registrar of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Note registrar, together with:

(1)	certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note or (C) being transferred to an “accredited investor” (as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of the Note (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes less than $250,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act; and

(2)	written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(1)(A)), Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(1)(B)) or IAI Global Note (in the case of a transfer pursuant to clause (b)(1)(C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, Permanent Regulation S Global Note or IAI Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, Permanent Regulation S Global Note or IAI Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, Permanent Regulation S Global Notes or IAI Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note, Permanent Regulation S Global Note or IAI Global Note, as applicable, in the appropriate principal amount.

(c)  Transfer and Exchange of Global Notes.

(1)	The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture and this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Note registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(2)	If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(3)	Notwithstanding any other provisions herein (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(4)	In the event that a beneficial interest in a Global Note is exchanged for Definitive Notes pursuant to Section 2.6, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.5 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d)  Restrictions on Transfer of Temporary Regulation S Global Notes. Prior to the expiration of the Distribution Compliance Period, interests in the Temporary Regulation S Global Notes may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with their applicable procedures and only (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture and this Supplemental Indenture.

(e)  Legends.

(1)	Except as permitted by the following paragraph (2), each Note certificate evidencing the Rule 144A Global Notes shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) TO AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

Each Note certificate evidencing the Regulation S Temporary Global Notes shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) TO AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(2)	Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Note registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Note registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(f)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.6. Definitive Notes.

(a)  A Global Note deposited with the Depositary or with the Trustee as Securities Custodian for the Depositary pursuant to Section 2.4 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.5 hereof and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary shall no longer be eligible to act as such because it ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depositary or clearing system is not appointed within 90 days of such notice or cessation, or (ii) upon written request of a Holder or the Trustee upon the occurrence and continuation of an Event of Default under the Indenture, as supplemented by this Supplemental Indenture.

(b)  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.6 shall be surrendered by the Depositary to the Trustee located at the Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.6 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit A hereto, as applicable.

(c)  Subject to the provisions of Section 2.6(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture, this Supplemental Indenture or the Notes.

(d)  In the event of the occurrence of one of the events specified in Section 2.6(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to the Indenture or this Supplemental Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

SECTION 2.7. Denominations. The Notes will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 2.8. Global Securities. The Notes will be issued in the form of one or more permanent global Securities.

SECTION 2.9. Supplemental Indentures.

(a)  Sections 8.1(a)(i) and 8.1(a)(vii) of the Indenture shall not apply to the Notes.

(b)  Notwithstanding anything to the contrary in Section 8.2(a) of the Indenture, no supplemental indenture may, without the consent of each Holder of an affected Note and the BMA, change the stated maturity of, the principal of, or any premium or installment of interest on, any of the Notes.

SECTION 2.10. Defeasance. The provisions of Article 10 of the Indenture will apply to the Notes.

SECTION 2.11. Consolidation, Merger Amalgamation, Sale or Conveyance. The Merger is not subject to provisions of Article 9 of the Indenture.

SECTION 2.12. Appointment of Agents. The Trustee will initially be the paying agent, Note registrar and Securities Custodian for the Notes.

SECTION 2.13. Depositary. The Depository Trust Company, a New York corporation, will initially act as Depositary with respect to the Notes.

SECTION 2.14. Form of Notes. The Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.

ARTICLE III

Interest

SECTION 3.1. Interest Rate. The Notes will bear interest (i) from the Original Issue Date to, but excluding, April 1, 2035 (the “First Reset Date”) at the fixed rate of 7.500% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 3.186% to be reset on each Reset Date. Interest on the Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2025, to Holders of record on the immediately preceding March 15 and September 15, respectively. Interest on the Notes will accrue from the most recent Interest Payment Date or, if no interest has been paid, from March 18, 2025. Interest on the Notes will be computed on the basis of a 360-day year comprising twelve 30-day months. Whenever the Indenture or this Supplemental Indenture refers to, in any context (except as otherwise provided in the proviso to this sentence), the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference shall include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof provided that, notwithstanding the foregoing and notwithstanding anything to the contrary in the Indenture, the reference to Principal in Section 5.1(b) of the Indenture shall not include any Additional Amounts that may be payable in respect of the Principal, if any, on the Notes. All Additional Amounts, if any, payable in respect of the Notes shall be treated as additional Interest on such Notes, and accordingly, the proviso to the foregoing sentence means that, for purposes of determining whether an Event of Default has occurred with respect to the Notes, any failure by the Issuer to pay any Additional Amounts that are payable in respect to the Notes when due will be entitled to the same 30 day grace period to which a failure to pay Interest on such Notes when due would be entitled as set forth in Section 5.1(a) of the Indenture. As a result, any failure by the Issuer to pay Additional Amounts in respect of the Notes (including, without limitation, Additional Amounts payable in respect of Principal of or premium, if any, on such Notes) when due will not be an Event of Default with respect to the Notes under the Indenture, as supplemented by this Supplemental Indenture, unless such default continues for 30 days.

SECTION 3.2. Calculation Agent. Unless the Issuer has validly redeemed all Outstanding Notes on or before the First Reset Date, it will appoint a Calculation Agent with respect to the Notes prior to the Reset Interest Determination Date preceding the First Reset Date. The Issuer may terminate any such appointment as long as it appoints a successor agent at the time of termination. The Issuer will initially act as Calculation Agent and may subsequently appoint one of its affiliates as Calculation Agent. The applicable interest rate for each Reset Period will be determined by the Calculation Agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Issuer of the interest rate for the relevant Reset Period. The Issuer shall then promptly notify the Trustee and paying agent in writing of such interest rate. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date shall be on file at the Issuer’s principal offices and will be made available to any Holder of the Notes upon request and will be final and binding in the absence of manifest error.

SECTION 3.3. Mandatory Deferral of Interest Payments. If, as of any Interest Payment Date, a Mandatory Deferral Event has occurred and is continuing (the duration of such continuance, a “Mandatory Deferral Period”), the Issuer shall be required to defer payment of all (and not less than all) of the interest accrued on the Notes as of such Interest Payment Date. Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest and will be subject to Section 3.4. Prior to a Mandatory Deferral Event, the Issuer shall provide to the Trustee an Officer’s Certificate (which need not comply with the requirements of Section 12.5 of the Indenture) identifying the beginning of the Mandatory Deferral Period and shall notify the Holders of the Notes at least five Business Days before the first Interest Payment Date during the Mandatory Deferral Period, unless the Mandatory Deferral Event occurs within such five Business Day period, in which case the Issuer shall so notify the Holders promptly following the occurrence of such Mandatory Deferral Event.

Notwithstanding any other provision in the Notes, the Indenture or this Supplemental Indenture, the deferral resulting from a Mandatory Deferral Event will constitute neither an Event of Default nor a default of any kind, and will not give Holders or the Trustee any right to accelerate repayment of the Notes or any other remedies pursuant to Article 5 of the Indenture or otherwise.

SECTION 3.4. Arrears of Interest.

(a)  Any interest in respect of the Notes not paid on an Interest Payment Date, together with any interest in respect of the Notes not paid on an earlier Interest Payment Date will, so long as the same remains unpaid, constitute “Arrears of Interest” in respect of the Notes. Arrears of Interest shall be compounded on each subsequent Interest Payment Date and bear interest at the interest rate payable on the Notes (such compounded interest also constituting Arrears of Interest). Arrears of Interest on the Notes will remain outstanding, and will accumulate interest, for so long as they remain unpaid. Any references in the Indenture, this Supplemental Indenture or the Notes to “accrued and unpaid interest” shall include any Arrears of Interest. The amount of any Arrears of Interest will be calculated by the Issuer or the Calculation Agent.

(b)  So long as no Event of Default or Mandatory Deferral Event has occurred and is continuing, at the Issuer’s option, Arrears of Interest on the Notes may be paid in whole or in part to the Persons in whose names the Notes are registered as of the close of business on the 15th calendar day (whether or not such date is a Business Day) immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than five Business Days’ written notice to the Trustee, the paying agent and the Holders of the Notes to such effect (which written notice shall specify the amount of such Arrears of Interest).

(c)  If not previously paid, Arrears of Interest with respect to the Notes shall become due and payable, and shall be paid by the Issuer in whole (and not in part), on the earliest of:

(1)	so long as no Event of Default or Mandatory Deferral Event has occurred and is continuing, the next Interest Payment Date;

(2)	the date of redemption of the Notes in accordance with Article IV;

(3)	the date on which a Winding-Up occurs; or

(4)	the Final Maturity Date;

provided that, in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.

SECTION 3.5. Dividend and Other Payment Stoppages During Mandatory Deferral Periods. So long as the Notes remain outstanding, if a Mandatory Deferral Event has occurred and is continuing, and for so long as any Arrears of Interest remain outstanding, then the Issuer will not:

(a)  declare or pay any dividends or distributions on its preferred shares or ordinary shares (collectively, “capital stock”), other than a dividend payable solely in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such capital stock; or

(b)  repurchase, redeem or otherwise acquire for consideration any shares of capital stock, directly or indirectly (other than (i) as a result of a reclassification of capital stock for or into other capital stock or the exchange or conversion of one share of capital stock for or into another share of capital stock, (ii) through the use of the proceeds of a substantially contemporaneous sale of capital stock or (iii) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants).

ARTICLE IV

Repayment and Redemption; Variation and Substitution

SECTION 4.1. Repayment at Final Maturity.

(a)  Unless the Notes are redeemed prior to maturity, the Notes will mature, and the principal amount of the Notes will become payable on the Final Maturity Date, at a price equal to the principal amount thereof, together with accrued and unpaid interest on the Notes to, but excluding, the Final Maturity Date. The “Final Maturity Date” means (1) April 1, 2045 (the “Scheduled Maturity Date”), if, on the Scheduled Maturity Date, the BMA Redemption Requirements are satisfied, or (2) otherwise, following the Scheduled Maturity Date, on the earlier of (i) the date falling ten Business Days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (ii) the date on which a Winding-Up occurs.

(b)  For the avoidance of doubt, interest shall continue to accrue and be payable (and any deferred interest shall constitute Arrears of Interest) for so long as the principal amount of the Notes remains outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an Event of Default nor a default of any kind and will not give Holders of the Notes or the Trustee any right to accelerate repayment of the Notes or any other remedies pursuant to Article 5 of the Indenture or otherwise.

(c)  The Issuer shall notify the Trustee and the Holders of the Notes at least ten Business Days before the Scheduled Maturity Date if the BMA Redemption Requirements will not be satisfied on the Scheduled Maturity Date, unless the BMA Redemption Requirements are no longer satisfied within such ten Business Day period, in which case the Issuer shall so notify the Holders as soon as reasonably practicable following the occurrence of such failure to satisfy the BMA Redemption Requirements, which notice shall state the cause of the failure to satisfy the BMA Redemption Requirements, and the repayment shall be deferred until such time as the BMA Redemption Requirements are satisfied. In such event, the Issuer shall further notify the Trustee and the Holders of the Notes not more than ten Business Days following the satisfaction of the BMA Redemption Requirements that the BMA Redemption Requirements have been satisfied and stating the new repayment date for the Notes, which shall be no later than the 15th Business Day following the date the BMA Redemption Requirements were satisfied.

SECTION 4.2. Make-Whole and Par Call Redemptions.

(a)  Subject to the BMA Redemption Requirements, the Issuer may, at its option, redeem the Notes, in whole or in part (equal to $2,000 and integral multiples of $1,000 in excess thereof), at any time that is not during a Par Call Period, at a redemption price, as calculated by the Issuer, equal to the greater of:

(i)	100% of the principal amount of the Notes to be redeemed; and

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (not including any portion of such payments of interest accrued as of such redemption date) that would be due if the Notes matured on the next Par Call Date, discounted to such redemption date on a semi-annual basis (assuming a 360-day year comprising twelve 30-day months) at the Treasury Rate, plus 50 basis points;

plus, in the case of each of (i) and (ii), accrued and unpaid interest on such Notes to, but excluding, such redemption date.

(b)  At any time during a Par Call Period, subject to the BMA Redemption Requirements, the Issuer may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on such Notes to, but excluding, such redemption date.

(c)  The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

SECTION 4.3. Optional Redemption upon a Capital Disqualification Event. Subject to the BMA Redemption Requirements, the Issuer may, at its option, redeem the Notes, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date, within 90 days of the date on which it has reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Notes; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Notes; or (iii) any official administrative decision, judicial decision, administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Notes, a Capital Disqualification Event has occurred.

SECTION 4.4. Optional Redemption upon a Rating Agency Event. Subject to the BMA Redemption Requirements, the Issuer may, at its option, redeem the Notes, in whole but not in part, at any time, at a redemption price equal to 102% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date, within 90 days after the occurrence of a Rating Agency Event.

SECTION 4.5. Optional Redemption upon a Tax Event. Subject to the BMA Redemption Requirements, the Issuer may, at its option, redeem the Notes, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date, after the occurrence of a Tax Event. For the avoidance of doubt, Section 3.12 of the Indenture shall not apply to the Notes.

SECTION 4.6. Notice of Redemption. Notwithstanding Section 13.2 of the Indenture, the Issuer will provide notice of any redemption at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed, in accordance with the provisions of Section 12.4 and Section 13.2 of the Indenture. For the avoidance of doubt, whenever any determination is required to be made as to whether any redemption occurs within or not within a Par Call Period or any other specified period, the actual date of redemption and not the date of notice of redemption shall govern. The Issuer shall notify the Trustee and the Holders of the Notes at least ten Business Days before the applicable redemption date if the BMA Redemption Requirements will not be satisfied on the applicable redemption date, unless the BMA Redemption Requirements are no longer satisfied within such ten Business Day period, in which case the Issuer shall so notify the Trustee and the Holders as soon as reasonably practicable following the occurrence of such failure to satisfy the BMA Redemption Requirements, which notice shall state the cause of the failure to satisfy the BMA Redemption Requirements, and the redemption shall be deferred until such time as the BMA Redemption Requirements are satisfied. In such event, the Issuer shall further notify the Trustee and the Holders of the Notes not more than ten Business Days following the satisfaction of the BMA Redemption Requirements that the BMA Redemption Requirements have been satisfied and stating the new redemption date for the Notes, which shall be no later than the 15th Business Day following the date the BMA Redemption Requirements were satisfied.

In the case of a partial redemption, selection of the Notes for redemption will be made by lot by the Trustee. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by The Depository Trust Company (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

SECTION 4.7. Conditions to Repayment and Redemption.

(a)  Notwithstanding anything to the contrary set forth in the Indenture, this Supplemental Indenture or the Notes, the Notes may not be redeemed at any time or repaid prior to April 1, 2030 without BMA Approval, or at any time if the Enhanced Capital Requirement would be breached immediately before or after giving effect to such redemption or repayment of the Notes, in each case, unless the Issuer or a subsidiary of the Issuer replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the then applicable Supervisory Regulations (collectively the “BMA Redemption Requirements”).

(b)  In the event that the Notes are not redeemed or repaid as a result of a failure to satisfy the BMA Redemption Requirements, interest on the Notes will continue to accrue and be paid on each Interest Payment Date (subject to Section 3.3 and Section 3.4) until the first date on which final payment on the Notes may be made as described in Section 4.1, at which time the Notes will become due and payable, and will be finally repaid at the principal amount of the Notes, together with any accrued and unpaid interest in the manner and subject to the conditions of Section 4.7(a).

(c)  Notwithstanding any provision of the Notes, this Supplemental Indenture or the Indenture, in the event of non-payment on a scheduled redemption date or the Scheduled Maturity Date resulting from a failure to satisfy the BMA Redemption Requirements in accordance with this Section 4.7, the Notes to be redeemed or repaid will not become due and payable on such date, and such non-payment will constitute neither an Event of Default nor a default of any kind with respect to the Notes, and will not give Holders of the Notes or the Trustee any right to accelerate repayment of the Notes or any other remedies pursuant to Article 5 of the Indenture or otherwise.

(d)  An Officer’s Certificate relating to the Notes in connection with repayment or any redemption under this Article IV certifying that (i) the BMA Redemption Requirements have not been met or would not be met if the Notes were repaid or the applicable redemption payment were made, (ii) the BMA Redemption Requirements have been met and would continue to be met if the Notes were to be repaid or the applicable redemption payment were made or (iii) no such BMA Redemption Requirements apply shall, in the absence of manifest error, be deemed to be correct and sufficient evidence thereof and shall be final and binding on the Holders, the Trustee and all other interested parties. The Trustee shall be entitled to conclusively rely on such Officer’s Certificate without liability to any Person and shall have no duty to ascertain the existence of any such manifest error.

SECTION 4.8. Interest Following Redemption. Unless the Issuer defaults in payment of the redemption price (including, for this purpose, a non-payment in the event the BMA Requirements have not been satisfied), on and after a redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

SECTION 4.9. Mandatory Redemption. The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 4.10. Variation and Substitution.

(a)  If a Capital Disqualification Event, Rating Agency Event or Tax Event occurs, the Issuer may, as an alternative to redemption of the Notes, at any time, without the consent of any Holder, vary any term or condition of the Notes or substitute all (but not less than all) of the Notes for other Notes, so that the varied Notes or the substituted Notes, as the case may be, constitute Qualifying Equivalent Securities.

(b)  In the event of a substitution pursuant to this Section 4.10, the principal amount of the Qualifying Equivalent Securities to be received by Holders in substitution shall be equal to the principal amount of the Notes substituted.

(c)  Any variation or substitution of the Notes is subject to no more than 60 nor less than 30 calendar days’ prior notice by the Issuer to the Holders (which notice shall be irrevocable and shall specify the date fixed for such variation or substitution) in accordance with Section 12.4 of the Indenture and shall be further subject to:

(1)	the Issuer being in compliance with the Applicable Supervisory Regulations on the date of such variation or substitution (after giving effect to such variation or substitution), and such variation or substitution not resulting directly or indirectly in a breach of the Applicable Supervisory Regulations;

(2)	the Issuer complying with the rules of any stock exchange (or any other relevant authority) on which the Issuer has had the Notes listed or admitted to trading;

(3)	in respect of substitution only, all payments of interest, including Arrears of Interest, and any other amount payable under the Notes that, in each case, has accrued to Holders of the Notes and has not been paid, being satisfied in full on or prior to the date thereof; and

(4)	immediately after the substitution or variation the Issuer not triggering its right to redeem the Notes pursuant to Section 4.3, Section 4.4 or Section 4.5.

(d)  The Issuer shall deliver to the Trustee on the date fixed for any such variation or substitution an Officer’s Certificate, upon which the Trustee shall be permitted to conclusively rely, stating that all conditions precedent hereunder to such variation or substitution, including, without limitation, the conditions set forth in Section 4.10(c), have been complied with.

SECTION 4.11. Contractual Subordination. The Notes will be contractually subordinated in right of payment to any existing and future liabilities of the Issuer’s subsidiaries (other than the junior subordinated obligations of the Issuer’s subsidiary Enstar Finance LLC that the Issuer guarantees on a junior subordinated basis), including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries.

ARTICLE V

Remedies of the Trustee and Securityholders on Event of Default

SECTION 5.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default. Solely with respect to the Notes, the following shall supersede and replace the first paragraph of Section 5.1, including Section 5.1(a) through (g), of the Indenture in its entirety as follows:

“SECTION 5.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default. “Event of Default” with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)  a default in payment of principal or any premium when due, other than if the Issuer is required to postpone payment due to failure to satisfy the BMA Redemption Requirements, in accordance with the Indenture, as supplemented by this Supplemental Indenture;

(b)  a default for 30 days in the payment of any interest upon any of the Securities (other than upon the occurrence of a Mandatory Deferral Event);

(c)  INTENTIONALLY OMITTED;

(d)  INTENTIONALLY OMITTED;

(e)  a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Issuer under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Issuer or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force and unstayed for a period of 90 days;

(f)  the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(g)  INTENTIONALLY OMITTED.”

ARTICLE VI

Miscellaneous

SECTION 6.1. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

SECTION 6.2. Reports and 144A Information. For so long as the Issuer is subject to Section 13 or 15(d) of the Exchange Act, it will provide to the Trustee and the Holders, within 15 days of the time periods required (after giving effect to Rule 12b-25 of the Exchange Act), all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q, and all current reports that would be required to be filed with the Commission on Form 8-K. Notwithstanding the foregoing, the Issuer will be deemed to have satisfied these requirements if such reports and information are made available on our website or on EDGAR (or any successor system). If at any time the Issuer is not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any Notes are outstanding, the Issuer will provide to the Trustee, within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable rules and regulations of the Commission, the annual and quarterly financial statements and accompanying Item 303 of Regulation S-K disclosure (“management’s discussion and analysis of financial condition and results of operations”) substantially in the form that would be required to be contained in Forms 10-K and 10-Q, respectively, if the Issuer were subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and the Issuer will make such financial statements and related discussion available to the Trustee and participating Holders of the Notes by posting such items to a password-protected or other secured website that requires evidence of such person’s ownership interest in the Notes. In addition, during any time the Issuer is not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any Notes are outstanding, the Issuer will also make available on its website the annual audited financial statements that the Issuer files with the BMA in accordance with rule 23 of the Group Supervision Rules, as well as unaudited semi-annual financial statements, in each case promptly after the availability thereof. To the extent not furnished to Holders in connection with the foregoing, for so long as any Notes are outstanding, the Issuer will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 6.3. Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof. Delivery of any reports, documents and information to the Trustee, as described in Section 6.2, is for informational purposes only, the Trustee shall have no liability or responsibility for the filing, posting, content or timeliness of any report or notification from the Issuer, and the Trustee’s receipt of such reports, documents and information shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under the Indenture and this Supplemental Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 6.4. Tax Treatment. The Issuer agrees, and each Holder and beneficial owner of the Notes will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed, to treat the Notes as indebtedness for U.S. federal income tax purposes, unless otherwise required by applicable law.

SECTION 6.5. New York Law to Govern; Waiver of Jury Trial; Consent to Jurisdiction.

(a)  This Supplemental Indenture and each Note and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

(b)  EACH OF THE ISSUER, THE TRUSTEE AND THE HOLDERS BY THEIR ACCEPTANCE OF ANY NOTE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

(c)  The Issuer agrees that any suit, action or proceeding against the Issuer may be brought by any Holder or the Trustee arising out of or based upon this Supplemental Indenture or the Notes may be instituted in any state or U.S. federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Supplemental Indenture or any Note, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer, as the case may be, is subject by a suit upon such judgment.

SECTION 6.6. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Each of this Supplemental Indenture and the Notes may be signed by manual, facsimile or pdf or other electronically-imaged signature (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law).

SECTION 6.7. Separability Clause. If any provision of this Supplemental Indenture or of the Notes, or the application of any such provision to any Person or circumstance, shall be held to be invalid, illegal or unenforceable, the remainder of this Supplemental Indenture or of the Notes, or the application of such provision to Persons or circumstances other than those as to whom or which it is invalid, illegal or unenforceable, shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

ENSTAR GROUP LIMITED, as Issuer

By:	/s/ Matthew Kirk
	Name:	Matthew Kirk
	Title:	Chief Executive Officer

[Signature Page to First Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Nathaniel Henkle
	Name:	Nathaniel Henkle
	Title:	Agent

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY (I) DTC TO A NOMINEE OF DTC OR (II) A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR (III) DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[For Regulation S Global Security Only]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

1 To be included for Global Securities.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) TO AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

[UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]2

[Rule 144A Legend]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

2 To be included in the Temporary Regulation S Global Security only.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) TO AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

[For Definitive Securities Only]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

ENSTAR GROUP LIMITED
7.500% Fixed-Rate Reset Junior Subordinated Notes due 2045

No.	$	CUSIP No. [29359U AD1 (144A), G3075P
AA9 (Reg S), 29359U AE9 (IAI)]
ISIN No. [US29359UAD19 (144A),
USG3075PAA96 (Reg S)]

Enstar Group Limited, an exempted company formed under the laws of Bermuda, (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [name of holder] [insert if global Security Cede & Co.], or registered assigns, [the principal sum of $ (_________) dollars] / [insert if global Security: the principal amount set forth on the Schedule of Exchanges of Interests in the Global Security attached hereto, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the Indenture and as reflected in the Schedule of Exchanges of Interests in the Global Security attached hereto, to reflect exchanges or redemptions of the Securities represented hereby], on the Final Maturity Date and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from March 18, 2025, semi-annually on April 1 and October 1 of each year, commencing October 1, 2025 and on the Final Maturity Date, at the rate and subject to the terms and conditions specified in Article III of the Supplemental Indenture, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid, on any Interest Payment Date (other than an Interest Payment Date that is the Final Maturity Date or a redemption date) will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the record date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any separate payment of Arrears of Interest will be paid according to Section 3.4 of the Supplemental Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee or an office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York, or otherwise in accordance with the terms of the Indenture referred to on the reverse hereof in Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-5

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:	ENSTAR GROUP LIMITED, as Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under the junior subordinated indenture, dated as of March 18, 2025 (herein called the “Base Indenture”), between the Issuer and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of March 18, 2025 (herein called the “Supplemental Indenture,” and together with the Base Indenture, herein called the “Indenture”), between the Issuer and the Trustee and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $350,000,000.

The Securities of this series shall be redeemable at the option of the Issuer in accordance with Article IV of the Supplemental Indenture.

The Securities of this series will represent the Issuer’s unsecured junior subordinated obligations and will rank equally with all of the Issuer’s other existing and future unsecured junior subordinated indebtedness, including the Issuer's guarantees of Enstar Finance LLC’s 5.750% Fixed-Rate Reset Junior Subordinated Notes due 2040 and 5.500% Fixed-Rate Reset Junior Subordinated Notes due 2042. The Securities of this series are contractually subordinated in right of payment to all obligations of the Issuer’s subsidiaries (other than the junior subordinated obligations of the Issuer’s subsidiary Enstar Finance LLC that the Issuer guarantees on a junior subordinated basis), including amounts owed to holders of reinsurance and insurance policies issued by the Issuer’s reinsurance and insurance company subsidiaries.

The Indenture contains provisions for discharge and defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of this series under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series, on behalf of the Holders of all Securities of this series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed; provided that, in all instances, repayment of principal of this Security shall be subject to Section 4.1 and Section 4.7 of the Supplemental Indenture and payments of interest on this Security shall be subject to Section 3.3 and Section 3.4 of the Supplemental Indenture.

The transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture, subject to certain limitations therein set forth.

The Securities of this series are issuable only in registered form in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of any of them may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture and are not otherwise defined in this Security shall have the meanings assigned to them in the Indenture.

This Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Your Signature:	(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Issuer; or

(1)	☐ in the United States to a person whom the undersigned reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A;

(2)	☐ outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act;

(3)	☐ to an “accredited investor” (as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of this security (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of securities less than $250,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act;

(4)	☐ pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

(5)	☐ pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by
an executive officer

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents, warrants and agrees with the Issuer, the Trustee and their respective counsel that:

1.	It is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”) that is purchasing the Securities for its own account or for the account of one or more other Institutional Accredited Investors as to which it is exercising sole investment discretion in connection with the purchase of Securities.

2.	It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities and it and any accounts for which it is acting are able to bear the economic risks of and an entire loss of its or their investment in the Securities.

3.	It is not acquiring the Securities with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of its property and the property of any accounts for which it is acting as fiduciary shall remain at all times within its and their control.

4.	It acknowledges that the Securities have not been registered under the Securities Act and that the Securities may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

It agrees for the benefit of the Issuer, on its own behalf and on behalf of each account for which it is acting, that such Securities may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (A) to the Issuer; (B) in the United States to a person whom the undersigned reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (C) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (D) to an “accredited investor” (as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of this Security (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Securities less than $250,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (E) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (F) pursuant to an effective registration statement under the Securities Act.

It acknowledges that the Issuer and the Trustee reserve the right prior to any offer, sale, assignment, transfer, pledge, encumbrance or other disposition pursuant to clause (d), (e) or (f) above, to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Issuer and the Trustee. It acknowledges that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

It understands that the Trustee shall not be required to accept for registration of transfer any Securities acquired by it, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the foregoing restrictions on transfer have been complied with.

It further understands that the Securities acquired may be in the form of definitive physical certificates and that such certificates shall bear a legend reflecting the substance of the preceding paragraphs. It further agrees to provide to any person acquiring any of the Securities from it a notice advising such person that resales of the Securities are restricted as stated herein and that certificates representing the Securities shall bear a legend to that effect.

It agrees to notify the Issuer and the Trustee promptly in writing if any of its acknowledgments, representations or agreements herein ceases to be accurate and complete.

It represents to the Issuer and the Trustee that it has full power to make the foregoing representations, warranties and agreements on its own behalf and on behalf of any account for which it is acting.

The Issuer, the Trustee and their respective counsel are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:
	Notice:	To be executed by
an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial Outstanding principal amount of this global Security is $__________.

The following exchanges of an interest in this global Security for an interest in another global Security or for a Security in definitive form, exchanges of an interest in another global Security or a Security in definitive form for an interest in this global Security, or exchanges or purchases of a part of this global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this global Security	Amount of increase in Principal Amount of this global Security	Principal Amount of this global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian